EXHIBIT 23(a)

               Consent of Independent Certified Public Accountants


         We have issued our report dated January 19, 1996 accompanying the consolidated financial statements of United Valley Bancorp and Subsidiary contained in the Registration Statement and Joint Proxy/Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Joint Proxy/Prospectus, and to the use of our name as it appears under the caption "Experts."




GRANT THORNTON LLP


Philadelphia, Pennsylvania
November 15, 1996


               Consent of Independent Certified Public Accountants

         We have issued our report dated January 17, 1996 accompanying the consolidated finacial statements of JeffBanks, Inc. (formerly named State Bancshares, Inc.) and Subsidiaries appearing in the 1995 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended December 31, 1995 which ar incorporated by reference in this Joint Proxy Statement/Prospectus. We consent to the incorporation by reference in the Joint Proxy Statemnt/Prospectus of the aforementioned report and to the use of our name as it appears under the caption "Experts."


GRANT THORNTON LLP

Philadelphia, PA
November 13, 1996